Exhibit 10.76






                                                                    July 1, 1997



Arthur A. Siciliano, Ph.D.
3 Pavia Place
Framingham, MA   01701

                      Re: Amendment of Employment Agreement

Dear Art,

This letter agreement serves to further amend the employment agreement dated as of May 16, 1990, by and between you and PolyMedica Industries, Inc. (the "Company"), as amended by certain letter agreements dated as of June 1, 1991; December 5, 1991; March 18, 1993; March 31, 1994; April 11, 1995; and April 3,
1996 (together, the "Employment Agreement").

1. Term of Employment. The Employment Period, as defined in Section 2 of the Employment Agreement, is extended to May 31, 1999.

2. Salary. The Base Salary, as defined in Section 3.1. of the Employment Agreement, is increased to $235,000 effective August 1, 1997.

3. Vacation. Section 3.4 of the Employment Agreement is amended so that Executive may take four weeks of paid vacation during each year.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                                      Very truly yours,


                                                      /s/ Steven J. Lee
                                                      Steven J. Lee
                                                      Chairman and Chief
                                                      Executive Officer
ACCEPTED AND AGREED TO:


/s/ Arthur A. Siciliano
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Arthur A. Siciliano